Exhibit 99.1

WiSA Technologies Reports Q2 2022 Results

- Q2 2022 revenue increases 67% vs. Q1 2022 -

- WiSA DS gaining design traction with TVs and soundbars -

BEAVERTON, OR — (August 15, 2022) — WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, reported its second quarter 2022 financial results.

“As anticipated, Q2 2022 revenue rebounded 67% from Q1 2022, and we expect an additional sequential revenue boost in Q3 2022. While it is difficult to predict end market consumer spending in the all-important Fall season, we expect sequential revenue growth for the remainder of 2022,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies.

Moyer continued, “WiSA DS technology, our IP using a 2.4 GHz IoT Wi-Fi module from Espressif, is performing strongly in the testing and evaluation cycles of our target customers. As a result, 12 companies have 15 WiSA DS projects under consideration. Those projects include:

●	3 TV brands testing for integration into TVs
●	8 soundbar brands and speaker companies
●	1 application targeting the automotive aftermarket

The first two projects are planned to go into production in Q4 2022.”

WiSA E

WiSA E’s technology launch is progressing rapidly. The Company anticipates sampling to the first 4-5 Beta customers in Q4 2022. As a refresher, WiSA E uses the Company’s IP on 5 GHz Wi-Fi chips and its first partner is Realtek. WiSA E will be licensable to smart devices for transmission to WiSA E certified speakers.

“A key element of our long-term growth strategy is built around WiSA E, our interoperable IP targeted for licensing and to run on third-party chips as well as our own modules,” commented Moyer. “WiSA E greatly expands our addressable market to a broad range of middle market products, including HDTVs, smart speakers, home theater speakers, PCs/laptops, among others. We intend to extend WiSA E technology into licensing partnerships in these markets, as our IP can be adapted and implemented without relying on the use of WiSA Technologies’ modules.”

Patents

Patent filings under both WiSA DS and WiSA E continued to expand, as the Company ended Q2 2022 with a total of 24 issued patents, pending patent applications or patent filings.

WiSA Wave

WiSA Wave, one of the Company’s branding initiatives, which includes direct-to-consumer, e-tail/retail programs and WiSA stores, had over 570,000 visitors to WiSA’s websites in the first half of 2022.

“Based on changing consumer behavior, we slowed the WiSA Wave promotional activity during this quarter and shifted our WiSA Wave marketing spending to the Fall selling season, which adjusted our overall target to approximately 2 million to 3 million visitors for the full year 2022. Building on growing interest in this category, we expect to add 3 to 5 new WiSA Wave storefronts by year end,” said Moyer.

Q2 2022 Financial Highlights

●	Q2 2022 revenue was $0.9 million, compared to $1.6 million in Q2 2021 and $0.6 million in Q1 2022.
●	Q2 2022 gross margin was 20%, compared to 29% in Q2 2021 and 11% in Q1 2022. Gross margin in Q2 2022 was impacted by lower sales volumes.
●	At June 30, 2022, cash and cash equivalents were $4.8 million.

$3 Million Convertible Security

●	In a separate announcement today, WiSA Technologies signed a definitive agreement with an existing investor for funding of approximately $3.0 million in a private placement of a senior secured convertible security with funding to occur when all closing conditions have been met.

Q2 2022 and Recent Highlights

●	Hisense U7H and U8H 2022 TVs received WiSA SoundSend’s certification.
●	Dynaudio’s New Focus Series, a complete wireless sound system, earned WiSA HT Interoperability Certification.
●	Wharfedale’s WiSA certified Opal Wireless Home Theater Speaker System launched for sale in China.
●	JBL launched their new hi-fidelity JBL 4305P Studio Monitor.
●	WiSA Technologies’ new 2.4 GHz Multichannel DS audio soundbar module outperformed the leading 5 GHz modules in independent testing.
●	WiSA SoundSend named a Top New Technology (TNT) award winner.

Financial Guidance

●	Revenue increase in Q3 2022 compared to Q2 2022, and a sequential revenue increase in Q4 2022 vs. Q3 2022.
●	Gross margin target range in the mid-20s % range for Q3 2022.
●	With the abovementioned $3 million secured convertible security commitment, the Company believes it will have sufficient cash to execute its business plan into 2023.

“We grew revenue in Q2 2022 from Q1 2022, and we expect to again deliver strong sequential growth in Q3 2022, and then again in Q4 2022 as compared to Q3 2022,” said Mr. Moyer. “We are nevertheless taking a cautious approach to expectations in the balance of the year, as parts shortages and lagging consumer demand limit visibility and may challenge margins into Q4 2022. We reiterate that WiSA DS and WiSA E products, comprising the core of our long-term growth strategy, are positioned to constitute a growing percentage of our sales mix as we aim to penetrate larger and faster growing segments of the immersive sound market.”

WiSA Technologies Investor Conference Call

A conference call is scheduled for today to provide the Company’s business update, including second quarter 2022 results, at 9:00 a.m. PT / 12:00 a.m. ET. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 669-900-6833 and entering the meeting ID 95912577140 and passcode: 369678 approximately 10 minutes prior to the start time. A live webcast of the call and accompanying slide presentation will be on the investor relations section of the Company’s website at ir.wisatechnologies.com and here, and a replay will be available for approximately one year. An audio archive can be accessed for one week by dialing 669-900-6833 Meeting ID 95912577140 and Passcode: 369678 approximately.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR. For more information, please visit: www.wisatechnologies.com.

About WiSA Association

WiSA® educates, evangelizes, and promotes solutions for spatial audio in the home. Working in collaboration with technology developed by WiSA Technologies Inc., WiSA Association engages with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to make immersive audio an experience everyone can enjoy. WiSA, LLC, which operates the Wireless Speaker and Audio Association, is a wholly owned subsidiary of WiSA Technologies Inc. For more information about WiSA, please visit: www.wisatechnologies.com.

© 2022 WiSA Technologies Inc. All rights reserved. WiSA Technologies Inc. and the WiSA Technologies Inc. logo are trademarks of WiSA Technologies Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding revenue growth, production, stores and launches, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting WiSA Technologies’ business, including current macroeconomic uncertainties associated with the COVID-19 pandemic; our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers; our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks detailed from time to time in WiSA Technologies’ filings with the Securities and Exchange Commission.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com